Exhibit 3.1

CERTIFICATE OF FORMATION

OF

GOLDMAN SACHS PRIVATE MIDDLE MARKET CREDIT II LLC

This Certificate of Formation of Goldman Sachs Private Middle Market Credit II LLC (the “Limited Liability Company”), dated December 20, 2018, is being executed and filed by Thomas Schmatzhagen, as an authorized person, to form a limited liability company under the Limited Liability Company Act of the State of Delaware (6 Del. C. § 18-101 et seq.) (the “Act”).

The undersigned, being duly authorized to execute and file this Certificate for Formation, hereby certifies that:

FIRST:  The name of the Limited Liability Company is Goldman Sachs Private Middle Market Credit II LLC.

SECOND:  The address of the registered office and the name and the address of the registered agent of the Limited Liability Company required to be maintained by Section 18-104 of the Act are The Corporation Trust Company, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Formation as of the day and year first written above.

/s/ Thomas Schmatzhagen
Thomas Schmatzhagen
Authorized Person